Exhibit 10.58

LIQUIDMETAL TECHNOLOGIES, INC.

25800 Commercentre Dr., Suite 100

Lake Forest, California 92630

November 3, 2004

Mr. John Kang

Liquidmetal Technologies

Re:	Liability Under Section 16(b) of
Securities Exchange Act of 1934

Dear Mr. Kang:

As you know, the Board of Directors of Liquidmetal Technologies, Inc. (the “Company”) has determined that you are liable to the Company in amount of $301,944.73 (the “Disgorgement Amount”) under Section 16(b) of the Securities Exchange Act of 1934, as amended, as a result of certain transactions by you in the Company’s common stock during the period February 2002 through November 2002.  By signing this letter agreement below, you hereby acknowledge and agree to this liability, and you agree that you will pay the Disgorgement Amount to the Company as follows:

1.                                       Beginning on the last day of January, 2005 and continuing on the last day of each month thereafter through and including November, 2006, you will make 23 consecutive monthly payments of $12,581 to the Company.

2.                                       You will make a final payment of $12,581.73 on the last day of December, 2006.

By signing this letter below, you agree to comply with the foregoing payment schedule, provided that you acknowledge that such payment schedule will not preclude the Board or the Company (in their sole discretion) from demanding the full unpaid balance of the Disgorgement Amount at any time and for any reason.  Furthermore, you agree and acknowledge that any amounts owing to you by the Company (for compensation or otherwise) may be at any time set-off against all or any portion of the Disgorgement Amount that remains outstanding at such time, in the Board or Company’s sole discretion.

If you are in agreement with the terms, conditions, and acknowledgements of this letter agreement, please sign below and return an originally executed counterpart to the undersigned.  By signing below, you acknowledge that you have had an opportunity to consult your own personal legal counsel regarding the matters herein, and you further acknowledge and confirm that Foley & Lardner LLP has acted as the Company’s legal counsel, and not your personal legal counsel, in connection with all matters relating to the determination of your legal liability under Section 16(b), the determination of the disgorgement amount, and the matters set forth herein.

Sincerely,

/s/ Vincent Addonisio

Vincent Addonisio,

Lead Independent Director and Chairman of the Audit Committee

Acknowledged and Agreed as of the
3rd day of November, 2004.

Signature:	/s/ John Kang
John Kang, individually